UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2020, Mr. Yutaka Kobayashi resigned from the Board of Directors (the “Board”) of MediciNova, Inc. (the “Company”).

On October 20, 2020, the Board appointed Carolyn Beaver as a member of the Board, effective immediately, filling the vacancy created by Mr. Kobayashi’s resignation. Ms. Beaver will serve as a Class III director whose term of office expires at the Company’s 2022 Annual Meeting of Stockholders.. The Board also appointed Ms. Beaver to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and appointed her Chair of the Audit Committee. The Company issued a press release announcing the appointment of Ms. Beaver, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Ms. Beaver, CPA (inactive), has served as a director and member of the audit committee of MaxLinear, Inc., a leading provider of radio frequency, analog, digital and mixed-signal integrated circuits, since December 2018, and served as a director of Organovo Holdings, Inc., a biotechnology company, from February 2019 to September 2020. She chaired the audit committee of Organovo and was a member of its nominating and corporate governance committee from September 2019 to September 2020. She previously held several positions at Sequenom Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to June 2014. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011, following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver was a director of Commerce National Bank, Newport Beach, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. She is currently on the board of directors of Working Wardrobes, Inc. and is chairman of the board of Changing Strides, both non-profit organizations.    Ms. Beaver received a Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona.

In accordance with the Company’s non-employee director compensation policy, Ms. Beaver will receive annual cash compensation in the amount of $40,000, paid quarterly. In addition, Ms. Beaver was granted an option to purchase 15,000 shares of the Company’s common stock, with such options to vest in equal installments on December 31, 2020, March 31, 2021, and June 30, 2021, subject to her continued service through such vesting date. Ms. Beaver will also enter into the Company’s standard form of indemnification agreement.

There are no family relationships between Ms. Beaver and any of the Company’s directors or executive officers and Ms. Beaver does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Ms. Beaver was named a director.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued by the Company on October 21, 2020 announcing the appointment of Ms. Carolyn Beaver to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

DATE: October 21, 2020	By:	/s/ Edward C. Stepanow
Edward C. Stepanow
Chief Financial Officer